Exhibit 31.2

SECTION 302 CERTIFICATION

I, Kevin S. Buchel, certify that:

1.	I have reviewed this amended Annual Report on Form 10-K/A-1 of Napco Security Technologies, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of any material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:  October 27, 2015

/s/ Kevin S. Buchel
Kevin S. Buchel
Chief Financial Officer
(Principal Financial Officer)